UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2015 (April 20, 2015)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On April 21, 2015, Southern Copper Corporation (“SCC” or the “Company”), issued a press release announcing  that on April 20, 2015 it had priced US$2.0 billion aggregate principal amount of fixed rate unsecured notes, consisting of US$500 million aggregate principal amount of 3.875% Notes due 2025 and US$1.5 billion aggregate principal amount of 5.875% Notes due 2045, in an underwritten, registered public offering.  The transaction is expected to close on or about April 23, 2015, subject to customary closing conditions. The Company intends to use the net proceeds from this offering for general corporate purposes, including the financing of the Company’s capital expenditure program.   A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01      Financial Statements and Exhibits

(d)                                 Exhibits:

99.1                        Press release of Southern Copper Corporation dated April 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Raul Jacob
Name:	Raul Jacob
Title:	Vice President, Finance and Chief Financial Officer

Date:  April 21, 2015

INDEX TO EXHIBITS

Exhibits

99.1	Press release of Southern Copper Corporation dated April 21, 2015.